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                                                                    Exhibit 23.2




                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (FIle Nos. 333-96277 and 333-95313) and on Form S-8 (File Nos. 333-60699, 333-60703, 333-00864, 3333-06779 and 333-08535) of Geltex
Pharmaceuticals, Inc. of our report dated February 22, 2000 relating to the financial statements of RenaGel LLC, as of December 31, 1999 and 1998 and for the years then ended, which report is included in this Annual Report on Form 10-K.





                                                  /s/ PricewaterhouseCoopers LLP


Boston, Massachusetts
March 28, 2000